23.1     Consent of N. Blumenfrucht, CPA, PC., Independent Auditor

                            N. Blumenfrucht, CPA, PC.
                              1040 East 22nd Street
                               Brooklyn, NY 11210
                                  718-692-2743

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Amendment No. 7 to Registration Statement on Form SB-2 of our report dated May 3, 2006, with respect to the audit of the financial statements of XIOM, Corp. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.


/s/  Nachum Blumenfrucht, CPA, PC.
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N. Blumenfrucht, CPA, PC.


July 19, 2006